UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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☐           Soliciting Material Pursuant to §240.14a-12

NAUTILUS, INC.

(Name of Registrant as Specified In Its Charter)

SHERBORNE INVESTORS LP, SHERBORNE INVESTORS GP, LLC, SHERBORNE
INVESTORS MANAGEMENT LP, SHERBORNE INVESTORS MANAGEMENT GP, LLC,
SHERBORNE STRATEGIC FUND A, LLC, SHERBORNE STRATEGIC FUND B, LLC,
NOTTINGHAM INVESTORS LLC AND EDWARD J. BRAMSON

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ISS RECOMMENDS CHANGES TO THE NAUTILUS BOARD

Supports Election of Two Sherborne Investors Nominees

NEW YORK, NY, December 7, 2007 – Sherborne Investors LP said today it is pleased Institutional Shareholders Services Inc. (ISS) has recommended that Nautilus, Inc. (NYSE: NLS) shareholders support Sherborne Investors nominees Gerard Eastman and Michael Stein for election to the company’s Board of Directors at the upcoming special meeting of shareholders on December 18, 2007.  In its report, ISS recognized that Nautilus has “underperformed its peers both in terms of financial and stock price performance” and said the election of Mr. Eastman and Mr. Stein would “enhance the corporate governance and management oversight” of the Board.

Sherborne Investors reminded shareholders that to fully implement its strategic plan, which aims to return Nautilus to a path of financial stability and profitable growth, they should vote “FOR” the entire slate of directors on the GREEN proxy card, including Edward Bramson and Richard Horn.

“We are gratified that ISS recognized the extensive experience and operational expertise demonstrated by our director nominees,” said Edward Bramson, a Sherborne Investors partner and Portfolio Manager.  “Collectively, our nominees are committed to helping Nautilus reassess its current strategy and set a new operational course focused on restoring financial stability and delivering attractive growth and returns to shareholders.  We encourage shareholders to maximize our ability to enact the necessary changes at the company by voting for the full slate on the Green proxy card.”

For more information, please go to  www.dfking.com/sherborne.

Media Contacts:
Adam Miller/Tom Johnson
Abernathy MacGregor Group
(212) 371-5999

Institutional Investor Contact:
Jordan Kovler
D.F. King & Co., Inc.
(212) 493-6990

A proxy statement regarding this proxy solicitation was filed with the Securities and Exchange Commission on November 5, 2007. You should read the proxy statement, as it contains important information. Copies of this proxy statement are available free of charge at www.sec.gov and www.dfking.com/sherborne or by calling D.F. King & Co., Inc. at the numbers listed below. The GREEN proxy card is being furnished to shareholders in connection with the solicitation of proxies by Sherborne Investors LP and not on behalf of the incumbent board of directors of the company.

Banks and Brokers Call Collect: (212) 269-5550
All others call toll free: (800) 628-8532